Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 9, 2016

Becton, Dickinson and Company

1 Becton Drive

Franklin Lakes, NJ 07417-1880

RE:	Becton, Dickinson and Company
€500,000,000 1.000% Notes due 2022
€500,000,000 1.900% Notes due 2026

Ladies and Gentlemen:

We have acted as special counsel to Becton, Dickinson and Company, a New Jersey corporation (the “Company”), in connection with the public offering of its (i) 1.000% Notes due 2022 in an aggregate principal amount of €500,000,000 and (ii) 1.900% Notes due 2026 in an aggregate principal amount of €500,000,000 (collectively referred to herein as the “Securities”) to be issued under the Indenture, dated as of March 1, 1997 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to JP Morgan Chase Bank), as trustee (the “Trustee”). On December 1, 2016, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Limited, Barclays Bank PLC, BNP Paribas and the other underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-206020) of the Company relating to the debt securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2015 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations

Becton, Dickinson and Company

December 9, 2016

under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii) the global certificates evidencing the Securities registered in the name of The Bank of New York Depository (Nominees) Limited (the “Note Certificates”) delivered by the Company to the Trustee for authentication and delivery;

(iii) an executed copy of the Indenture;

(iv) an executed copy of the Underwriting Agreement; and

(v) an executed copy of the Officers’ Certificate of Christopher R. Reidy, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, and John E. Gallagher, Senior Vice President, Corporate Finance, Controller and Treasurer of the Company, dated December 1, 2016, delivered pursuant to Section 2.02 of the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Underwriting Agreement, the Indenture and the Note Certificates are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions herein, we are of the opinion that when the Note Certificates are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

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December 9, 2016

The opinion stated herein are subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein with respect to the Company, we have assumed that each of the Note Certificates and the Indenture constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms;

(d) to the extent that any opinion relates to the enforceability of the choice of New York law provisions contained in the Indenture and the Note Certificates, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality; and

(e) we call to your attention that a court may not award a judgment in any currency other than U.S. dollars.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a) the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b) the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c) each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under New Jersey law;

(d) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) constituted or will constitute a violation of, or a default under, its organizational documents or any lease, indenture, instrument or other agreement to

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December 9, 2016

which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K) or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(e) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the caption “Validity of Notes” in the prospectus supplement dated December 1, 2016 and filed with the Commission. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SJK